Sprint

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contact:

David Tovar, Sprint

913.315.1491

david.tovar@sprint.com

Investor Contact:

Jud Henry, Sprint

800.259.3755

Investor.Relations@sprint.com

Sprint Corporation Announces Private Placement Offering

of Wireless Spectrum-Backed Notes

OVERLAND PARK, Kan. – Oct. 12, 2016 – Sprint Corporation (NYSE:S) announced today that three wholly owned special purpose subsidiaries (the “Issuers”) have commenced an offer of up to $3.5 billion of wireless spectrum-backed notes in three series with varying maturities (the “Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The Issuers’ directly owned subsidiaries will acquire a portfolio of FCC licenses and a small number of third-party leased license agreements (the “Spectrum Portfolio”) from subsidiaries of Sprint, which comprise a portion of Sprint’s 2.5GHz and 1.9GHz spectrum holdings, representing approximately 14 percent of Sprint’s total spectrum holdings on a MHz-pops basis.

The Spectrum Portfolio is currently utilized by approximately 77 percent of all of Sprint’s 2.5GHz enabled sites and approximately 33 percent of Sprint’s 1.9GHz enabled sites. The Spectrum Portfolio will be leased back to Sprint Communications Inc. pursuant to a long-term lease agreement, the rental payments for which are sufficient to service the Notes. Based on an independent third-party valuation, the central value of the Spectrum Portfolio as of June 30, 2017, based on the various assumptions and limitations set forth in the valuation report, is approximately $16.4 billion.

The Notes are being issued pursuant to a $7 billion program established for this structure, consisting of the initial issuance and potentially future issuances, subject to certain conditions. The Notes are expected to be rated investment grade by both Moody’s and Fitch.

The consummation of the Notes offering is subject to market and other conditions and is anticipated to close in early November 2016. There can be no assurance the Notes offering will be successfully completed on the terms described herein or at all.

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes will be offered only to Qualified Institutional Buyers as defined in Rule 144A under the Securities Act that are also Qualified Purchasers as defined under the Investment Company Act of 1940 and to persons outside the United States that are not U.S. Persons as defined in Regulation S under the Securities Act and are also Qualified Purchasers.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Sprint

Sprint is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served more than 59.4 million connections as of June 30, 2016, and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Sprint has been named to the Dow Jones Sustainability Index (DJSI) North America for the past five years.

Cautionary Note Regarding Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding Sprint Corporation’s current expectations and beliefs as well as other statements that are not historical facts are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All information set forth in this release is as of Oct. 12, 2016. Sprint Corporation does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in our filings with the Securities and Exchange Commission, including Part 1, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2016, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

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